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                                                                      EXHIBIT 21


                    SUBSIDIARIES OF W.P. STEWART & CO., LTD.

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            SUBSIDIARY                                              JURISDICTION OF INCORPORATION
            ----------                                              -----------------------------
W.P. Stewart & Co. (Europe), Ltd.                                             England
NS Money Management Ltd.                                                      Bermuda
     Cribewell Investments                                                    Curacao
W.P. Stewart & Co., Inc.                                                      Delaware
W.P. Stewart Securities Limited                                               Bermuda
W.P. Stewart Asset Management Ltd.                                            Bermuda
     W.P. Stewart Fund Management Limited                                     Ireland
W.P. Stewart Asset Management (NA), Inc.                                      New York
     W.P. Stewart Asset Management, Inc.                                      Delaware

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